UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 12, 2008
Irvine Sensors Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-08402	33-0280334

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3001 Red Hill Avenue, Costa Mesa, California	92626

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (714) 549-8211
N/A

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.
     On October 14, 2008, the public UCC sale of all the assets of Optex Systems, Inc., a Texas corporation (“Optex-Texas”) and a wholly-owned subsidiary of Irvine Sensors Corporation (the “Company”), was completed as contemplated by the previously disclosed binding Memorandum of Understanding for Settlement and Debt Conversion Agreement dated September 19, 2008 (the “MOU”) between the Company and its senior lenders, Longview Fund, L.P and Alpha Capital Anstalt (collectively, the “Lenders”). As agreed to in the MOU, Optex Systems, Inc., a Delaware corporation (“Optex-Delaware”), an entity controlled by the Lenders credit bid $15 million in this public sale, and its offer was the winning bid. The MOU had been entered into with the intent to effect a global settlement and restructuring of the Company’s outstanding indebtedness payable to the Lenders.
     Immediately prior to the credit bid, the total principal, interest and related amounts owed by the Company to the Lenders was approximately $18.6 million under its various loans (the “Obligations”). The Obligations do not include the contingent secured promissory notes payable to the Lenders in the original principal amount of $1.15 million, which notes will be cancelled in accordance with their terms in the event the Obligations are discharged as set forth in the MOU prior to December 30, 2009. The Obligations also do not include (i) any amounts currently owed to the Lenders arising for indemnification obligations under the Company’s loan documents with the Lenders; or (ii) any amounts for expenses, including attorneys fees, incurred or to be incurred by the Lenders in connection with this MOU or the restructuring transactions or enforcement transactions contemplated by the MOU. As a result of the credit bid, Optex-Delaware has acquired title to all the assets of Optex-Texas and $15 million of the debt owed by the Company to the Lenders has been extinguished. Following completion of this transaction, the Company’s obligations for principal and deferred interest owed to the Lenders are expected to be less than $4 million, which the Lenders have agreed in the MOU to exchange for a new class of non-voting convertible preferred stock of the Company upon its closing of anticipated debt or equity financings. The MOU also contemplates an orderly transition of Optex-Texas’ operations to maintain its on-going business and obligates the Lenders to negotiate in good faith with the Company regarding a possible future contract manufacturing and consulting relationship following the public sale described above.

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
     On October 12, 2008, as was contemplated pursuant to the MOU, the Company received a Notice of the Occurrence of an Event of Default and Acceleration from Optex-Delaware, an entity controlled by the Lenders, which notice was amended and superseded on October 13, 2008 to correct certain clerical errors (as amended, the “Notice”).
     Optex-Delaware is the assignee of a portion of the outstanding indebtedness held by the Lenders under (i) a Term Loan and Security Agreement in the original principal amount of $8,250,000, dated December 29, 2006, executed by the Company in favor of the Lenders, (ii) a Series 1 Senior Subordinated Secured Convertible Notes dated December 30, 2005 and Series 2 Subordinated Secured Convertible Notes dated December 30, 2005 in the original aggregate principal amount of $10,000,000 held by the Lenders, (iii) a Secured Promissory Note issued to Longview Fund L.P. on July 19, 2007, (iv) a Secured Promissory Notes (Restructuring) issued to the Lenders on November 28, 2007, (v) an Unconditional Guaranty, dated as of December 29, 2006, executed by Optex-Texas in favor of the Lenders (vi) a Third Party Security Agreement, dated as of December 29, 2006, executed by Optex-Texas in favor of the Lenders, (vii) an Intellectual Property Security Agreement, dated as of December 29, 2006, executed by Optex-Texas in favor of the Lenders, and (viii) an Omnibus Security Interest Acknowledgement, dated as of July 19, 2007, executed by the Company and Optex-Texas in favor of the Lenders (collectively, the “Loan Documents”). Immediately prior to the credit bid, the total amount due under the Loan Documents (including principal, interest and other fees and charges) was approximately $18.6 million. Optex-Delaware is the assignee of $15 million of the outstanding indebtedness, which amount Optex-Delaware used in its credit bid for the assets of Optex-Texas, as described under Item 2.01 above.
     The Notice states that there has been an occurrence of an event of default under the Loan Documents, including, but not limited to, the Company’s failure to timely pay all amounts due under the Loan Documents, its failure to comply with the covenants set forth in the Loan Documents and the occurrence of events that constitute a breach of covenants under the Loan Documents. The Notice also states that based upon such occurrence, all obligations of the Company and Optex-Texas owed to the Lenders and Optex-Delaware under the Loan Documents are accelerated and are immediately due and payable in the amount set forth above, plus interest, fees and other charges that have accrued. The Lenders have agreed in the MOU, however, to forebear in the exercise of their rights or remedies in the Loan Documents related to the Obligations or under law with respect to the Company or any of its assets (other than Optex-Texas) except to effect the public sale of the Optex-Texas assets in accordance with the MOU, to enforce the MOU or to obtain certain indemnification rights, but the forbearance is subject to termination upon the occurrence of certain enumerated events set forth in the MOU.
     The Notice further states that Optex-Delaware shall, pursuant to its immediate right upon the occurrence of an event of default to exercise all remedies as provided in the Loan Documents, including without limitation the right to seize or obtain control of, and to use, operate, and sell all property and assets pledged by the Company and Optex-Texas as security under the Loan Documents, sell at a public sale all collateral pledged by Optex-Texas as security for its guaranty of the obligations of the Company under the Loan Documents, which public sale is described under Item 2.01 above.
     The information set forth above is qualified in its entirety by reference to the actual terms of the Notice, attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.
     The Company will file the pro forma financial information required by this Item 9.01(b) in an amendment to this Current Report on Form 8-K not later than October 20, 2008.
(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

2.1	Memorandum of Understanding for Settlement and Debt Conversion Agreement among the Company, Optex-Texas and the Lenders dated September 19, 2008. Incorporated by reference to Exhibit No. 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 22, 2008.

99.1	Amended Notice of the Occurrence of an Event of Default and Acceleration from Optex-Delaware dated October 13, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRVINE SENSORS CORPORATION (Registrant)

Dated: October 17, 2008	/s/ JOHN J. STUART, JR.

John J. Stuart, Jr.
Senior Vice President and Chief Financial Officer